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                                                                     EXHIBIT 5.1


                           Form of Kim & Chang Opinion

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Gravity Co., Ltd.
Shingu building, 620-2
Shinsa-dong, Gangnam-gu
Seoul, Korea

Ladies and Gentlemen:

         We have acted as Korean counsel for Gravity Co., Ltd., a joint stock corporation with limited liability (chusik-hoesa) established under the laws of the Republic of Korea (the "Company") in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form F-1 (the "Registration Statement") relating to the offering, as set forth in the Registration Statement and the form of prospectus contained therein (the "Prospectus"), of shares of the Company's common stock, par value Won 500 per share (the "Shares").

         We have reviewed the originals or copies, certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed (i) the genuineness of all signatures, stamps and seals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof and (ii) that the statements in the official registries, records, certificates and any other documents issued by Korean court or governmental or regulatory agency or body are true and correct. In addition, we have relied solely upon the company registry extracts regarding the Company issued by the Commercial Registry Office of the Seoul Central District Court in respect of our opinion on the valid issuance and full payment of the Shares set forth in paragraph (a), below.

         Based upon the foregoing, and subject to further qualifications set forth below, we are of the opinion that:

         (a) All outstanding Shares have been validly issued, fully paid and non-assessable.

         (b) When the Shares to be issued by the Company as contemplated in the Registration Statement or pursuant to any registration statement related thereto filed by the Company with the Commission have been duly paid for by the purchasers thereof, such Shares will be validly issued, fully paid and non-assessable.

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          (c)      The statements under the heading "Taxation- Korean Taxation"
                   set forth in the Prospectus, insofar as such statements purport to summarize Korean tax laws relating to the ADSs (as defined in the Prospectus) and the Shares, provide a true and accurate summary of the material Korean tax consequences of an investment by non-resident holders (as described in the Prospectus) and reflects our opinion on the material Korean tax consequences of such an investment by non-resident holders.

         This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter. This opinion is given with respect to the laws of Korea as currently in effect and we do not pass upon and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement, including the exhibit as which this opinion is filed.

                                       Very truly yours